                                                                      Exhibit 99

            WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP
                         FORM 10-QSB SEPTEMBER 30, 1999


Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement


     1. Statement of Cash Available for Distribution for the three months ended September 30, 1999:

          Net loss                                             $(29,000)
          Add:    Cash from reserves                             29,000
                                                               --------

          Cash Available for Distribution                      $      -

                                                               ========


     2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended September 30, 1999:


                Entity Receiving               Form of
                  Compensation               Compensation              Amount
          --------------------------         ------------              ------

          None










                                    12 of 12